AMENDMENT NO. 7 TO

EXHIBIT A

OF THE INVESTMENT MANAGEMENT AGREEMENT

 THIS EXHIBIT to the Investment Management Agreement dated January 4, 2010 (the ?Agreement?) between DELAWARE POOLED TRUST and DELAWARE MANAGEMENT COMPANY, a series of Delaware Management Business Trust (the ?Investment Manager?), amended as of the 13th day of July, 2012 lists the Funds for which the Investment Manager provides investment management services pursuant to this Agreement, along with the management fee rate schedule for each Fund and the date on which the Agreement became effective for each Fund.

Fund Name
Effective Date
Management Fee Schedule (as a percentage of average daily net assets)
Annual Rate
The Core Focus Fixed Income Portfolio

January 4, 2010
0.40%
The Core Plus Fixed Income Portfolio

January 4, 2010
0.43%
The Emerging Markets Portfolio

January 4, 2010
1.00%
The Emerging Markets Portfolio II

June 22, 2010
1.00%
The Focus Smid-Cap Growth Equity Portfolio
January 4, 2010
0.75%
The Global Real Estate Securities Portfolio
January 4, 2010
0.99% on the first $100 million
0.90% on the next $150 million
0.80% on assets in excess of $250 million
The High-Yield Bond Portfolio

January 4, 2010
0.45%
The International Equity Portfolio

January 4, 2010
0.75%
The Labor Select International Equity Portfolio
January 4, 2010
0.75%
The Large-Cap Growth Equity Portfolio
January 4, 2010
0.55%
The Large-Cap Value Equity Portfolio
February 26, 2010
0.55%

The Real Estate Investment Trust Portfolio (also known as Delaware REIT Fund)
May 21, 2010
0.75% on first $500 million
0.70% on next $500 million
0.65% on next $1.5 billion
0.60% on assets in excess of $2.5 billion
The Real Estate Investment Trust Portfolio II
January 4, 2010
0.75%
The Select 20 Portfolio

January 4, 2010
0.75%

DELAWARE MANAGEMENT COMPANY,
A series of Delaware Management Business Trust

DELAWARE POOLED TRUST

By: /s/ DAVID P. O?CONNOR
Name: David P. O?Connor
Title: Senior Vice President

By: /s/ PATRICK P. COYNE
Name: Patrick P. Coyne
Title: President

861207_1.DOC

861207_1.DOC